EX 10.2
Certain information has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the Registrant if publicly disclosed.

FORBEARANCE AGREEMENT

This Forbearance Agreement (“Agreement” or “Forbearance Agreement”) is made this 22nd day of May, 2023 by and between UNIQUE FABRICATING NA, INC., a Delaware corporation (“US Borrower”), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia (“CA Borrower”, called together with US Borrower, the “Borrowers” and each of them referred to herein as a “Borrower”), UNIQUE FABRICATING, INC., a Delaware corporation (“Parent”), UNIQUE-CHARDAN, INC., a Delaware corporation, UNIQUE MOLDED FOAM TECHNOLOGIES, INC., a Delaware corporation, UNIQUE PRESCOTECH, INC., a Delaware corporation, UNIQUE FABRICATING REALTY, LLC, a Michigan limited liability company, UNIQUE FABRICATING SOUTH, INC., a Michigan corporation, and UNIQUE-INTASCO USA, INC., a Michigan corporation (each a “Guarantor” and collectively the “Guarantors”), the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Agent for the Lenders (in such capacity, the “Agent”). The Borrowers and Guarantors are sometimes hereinafter referred to as the “Obligors”.

Recitals:

Borrowers, Agent and the Lenders are party to an Amended and Restated Credit Agreement dated November 8, 2018, as amended by a Waiver and First Amendment to Credit Agreement and Loan Documents dated May 7, 2019, a Second Amendment to Credit Agreement and Loan Documents dated June 14, 2019, a Third Amendment to Credit Agreement and Loan Documents dated June 28, 2019, a Waiver and Fourth Amendment to Credit Agreement and Loan Documents dated July 16, 2019, a Fifth Amendment to Credit Agreement dated August 7, 2019, a Sixth Amendment to Credit Agreement dated April 3, 2020, a Seventh Amendment to Credit Agreement dated April 23, 2020, an Eighth Amendment to Credit Agreement dated August 7, 2020, a Waiver and Ninth Amendment to Credit Agreement dated November 7, 2022, and a Tenth Amendment to Credit Agreement dated February 3, 2023 (as so amended and further amended by the Forbearance Agreement, as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain Loans available to the Borrowers.

The Loans, Indebtedness, and the Borrowers’ other obligations under the Credit Agreement are secured by, among other documents and instruments: (i) a first priority all-assets security interest granted by the US Borrower and the Guarantors to Agent pursuant to the terms and conditions of the Security Agreement dated April 29, 2016 as affirmed by a Consent and Reaffirmation of Security Agreement dated November 8, 2018 (the “Security Agreement”); (ii) a first priority all-assets security interest granted by the CA Borrower to Agent pursuant to the terms and conditions of the Security Agreement dated April 29, 2016 as affirmed by a Consent and Reaffirmation of Security Agreement dated November 8, 2018 (the “CA Security Agreement”); and (iii) the absolute and unconditional, joint and several Continuing Agreement of Guaranty and Suretyship dated April 29, 2016 of US Borrower and Guarantors, as affirmed by a Consent and Reaffirmation of, and Amendment to, Continuing Agreement of Guaranty and Suretyship dated November 8, 2018 (collectively the “Guaranty”).

As a result of Specified Defaults, the Obligors and the Lenders entered into a Forbearance Agreement dated April 9, 2021, pursuant to which, the Lenders agreed to forbear on a limited basis from exercising their rights and remedies because of the Specified Defaults. The Obligors subsequently requested that the Agent and Lenders extend the Forbearance Period. Accordingly, the Obligors, Agent and Lenders entered into a First Amendment to Forbearance Agreement dated June 14, 2021 (the “First Amendment”). The Obligors then requested that the Lenders and Agent agree to certain further amendments to the Forbearance Agreement in connection with the issuance by the Borrower of additional equity securities. Accordingly, the Borrower and Agent, and Lenders entered into a Second Amendment to Forbearance Agreement dated September 21, 2021 (the “Second Amendment”). Subsequently a Specified Forbearance Termination Event occurred in that the Borrowers failed to meet the required Minimum Consolidated EBITDA Covenant set forth in Section 7(d) of the Credit Agreement. As a result, the Obligors requested that the Lenders forbear with respect to the Specified Forbearance Termination Event in addition to the Specified Defaults and requested certain other modifications to the Forbearance Agreement. Accordingly, the Obligors, Lenders and Agent entered into a Third Amendment to Forbearance Agreement dated December 9, 2021 (the “Third Amendment”). Subsequently, a Second Specified Forbearance Termination Event occurred under the Forbearance Agreement in that the US Borrower failed to meet the minimum Liquidity for the period ended December 31, 2021. As a result, the Obligors requested that the Agent and Lenders waive US Borrower’s failure to meet the required minimum Liquidity for the period ended December 31, 2021. Accordingly, the Obligors, Lenders and Agent entered into a Fourth Amendment to Forbearance Agreement dated February 4, 2022 (the “Fourth Amendment”). Obligors requested that the Agent and Lenders extend the Forbearance Period from February 28, 2022 to March 11, 2022. Agent and Lenders were willing to do so. Accordingly, the Obligors, Agent and Lenders entered into a Fifth Amendment to Forbearance Agreement dated effective as of February 28, 2022 (the “Fifth Amendment”). Obligors further requested that Agent and Lenders extend the Forbearance Period from March 11, 2022 to May 30, 2022. Agent and Lenders were willing to do so. Accordingly, Obligors, Agent and Lenders entered into a Sixth Amendment to Forbearance Agreement dated effective as of March 11, 2022 (the “Sixth Amendment”). Obligors further requested that Agent and Lenders extend the Forbearance Period from May 30, 2022 to June 13, 2022. Agent and Lenders were willing to do so. Accordingly, Obligors, Agent and Lenders entered into a Seventh Amendment to Forbearance Agreement dated effective as of May 30, 2022 (the “Seventh Amendment”). Obligors further requested that the Agent and Lenders extend the Forbearance Period from June 13, 2022 to July 14, 2022, among other revisions to the Forbearance Agreement and other Loan Documents. Agent and Lenders were willing to do so. Accordingly, the Obligors, Agent and Lenders entered into an Eighth Amendment to Forbearance Agreement dated effective as of June 13, 2022 (the “Eighth Amendment”). Obligors further requested that the Agent and Lenders extend the Forbearance Period from July 14, 2022 to September 12, 2022, among other revisions to the Forbearance Agreement and other Loan Documents. Agent and Lenders were willing to do so. Accordingly, the Obligors, Agent and Lender entered into a Ninth Amendment to Forbearance Agreement dated effective as of July 14, 2022 (the “Ninth Amendment”). Obligors further requested that the Agent and Lenders extend the Forbearance Period from September 12, 2022 to October 24, 2022, among other revisions to the Forbearance Agreement and other Loan Documents. Agent and Lenders were willing to do so. Accordingly, the Obligors, Agent and Lender entered into a Tenth Amendment to Forbearance Agreement dated effective as of September 9, 2022 (the “Tenth Amendment”).

The Obligors subsequently requested that the Agent and Lenders consent to: (i) the US Borrower securing two loans (collectively, the “Creditor Loan”) each from Affiliates of one or more shareholders of Parent and others (“Creditors” and singularly a “Creditor”); (ii) the Borrower and certain of its Subsidiaries granting to each Creditor a security interest in US Borrower’s or its Subsidiaries Employee Retention Credit refund (the “ERC Credit”) available to the US Borrower or its Subsidiaries under the CARES Act and the US Borrower’s 5% ownership interest in Entrotech, Inc. and the proceeds US Borrower may realize therefrom (the “Entrotech Collateral”), (iii) subordinating the Agent’s security interest in the ERC Credit and the Entrotech Collateral (collectively, the “Creditor Collateral”) to the Security Interests of Creditors; (iv) extending the Forbearance Period; and (v) amending and restating the monthly sales covenant set forth in Section 7(e) of the Credit Agreement. The Agent and Lenders were willing to do so on the terms and conditions of an Eleventh Amendment to Forbearance Agreement, dated October 4, 2022 (the “Eleventh Amendment”). “First Forbearance Agreement” means the Forbearance Agreement dated April 9, 2021, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, the Tenth Amendment, and the Eleventh Amendment.

Obligors subsequently requested that Agent and Lenders Waive the Specified Events of Default and amend certain other terms and conditions of the Credit Agreement. The Agent and Lenders were willing to do so on the terms and conditions of a Waiver and Ninth Amendment to Credit Agreement dated November 7, 2022 (the “Ninth Amendment to Credit Agreement”).

Obligors subsequently requested that the Agent and Lenders Extend the Repayment Date set forth in Section 7A of the Credit Agreement. The Agent and Lenders were willing to do so on the terms and conditions set forth in a Tenth Amendment to Credit Agreement dated February 3, 2023 (the “Tenth Amendment to Credit Agreement”).

Obligors have again defaulted under the terms and conditions of the Credit Agreement in that (i) the Repayment Date has passed and the Obligors have not repaid the Loans as required by Section 7A of the Credit Agreement; (ii) the Obligors did not make the quarterly principal payment on the Amortizing Loans due March 31, 2023; (iii) the Obligors have not timely provided financial statements in violation of Section 6.1 of the Credit Agreement; and (iv) Obligors provided inaccurate financial statements for November, 2022 as disclosed on Schedule 18, attached hereto (clauses (i) through (iv) are collectively the “Third Specified Events of Default”). Specific enumeration of the aforesaid Third Specified Events of Default shall not be interpreted as a waiver of any other Default or Event of Default that may exist under the Loan Documents.
As a result of the Third Specified Events of Default the Agent is entitled to exercise its rights and remedies under the Loan Documents, including but not limited to, accelerating the due date of each of the Loans, commencing litigation against the Guarantors to collect the Loans, or exercising its rights with respect to any security for repayment of the Loans.

In connection with addressing the Third Specified Events of Default, Obligors, Agent, General Motors LLC, for itself and on behalf of its subsidiaries and affiliates (“GM”), FCA US LLC, for itself and on behalf of its subsidiaries and affiliates (“FCA US”), Yanfeng Automotive Interior Systems Co., for itself and on behalf of its subsidiaries and affiliates (“Yanfeng” and collectively with GM and FCA US, “Customers” and each a “Customer”) have entered into an Accommodation Agreement on even date herewith (the “Accommodation Agreement”), pursuant to which: (i) the Customers agreed to provide certain financial and business accommodations to Obligors; (ii) Lenders agreed to continue to provide Revolving Credit funding to the Obligors in accordance with the Loan Documents as amended by this Agreement (including Section 8 hereof), and the Accommodation Agreement; and (iii) Obligors agreed to engage in and pursue a process to sell the Obligors business and operations and simultaneously develop and implement, if the sale process is unsuccessful and if the Lenders agree, a restructuring plan to reach long-term financial and operational viability and repay the Loans by no later than the expiration of the Forbearance Period. In connection with entering into the Accommodation Agreement, Obligors have requested that the Agent and Lenders forbear from exercising their rights and remedies as a result of the Third Specified Events of Default on the terms and subject to the conditions set forth in this Agreement. Agent and Lenders are willing to continue to forbear from exercising their rights and remedies for the Forbearance Period (hereinafter defined), except as otherwise provided herein, and on the terms and subject to the conditions specified herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged the Obligors, Agent and Lenders hereby agree as follows:

1.RECITALS. The foregoing recitals of facts are true and accurate in all material respects and are incorporated into this Agreement and shall form a part of it. Capitalized terms used herein, but not defined herein, shall have the meaning ascribed to them in the Credit Agreement or the First Forbearance Agreement, as applicable.

2.PRECONDITIONS TO EFFECTIVENESS OF AGREEMENT. The effectiveness of the terms and provisions of this Agreement shall be subject to:

(a)the receipt by the Agent of each of the following, in form and substance satisfactory to the Agent and Majority Lenders:

(i)an original of this Agreement, duly authorized, executed and delivered by each of the Obligors and an original of the Accommodation Agreement executed and delivered by each of the Obligors and the Customers;

(ii)a subordinated participation agreement (the “Participation Agreement”) between the Agent and the Customers pursuant to which GM and FCA will purchase last-out fully subordinated participations in the Revolving Credit in the aggregate amount of Fifteen Million Ten Thousand and 00/100 ($15,010,000.00) Dollars to provide funding of a portion of the Revolving Credit to Borrower;

(iii)a certificate from an authorized officer of each Obligor that is not a natural person certifying, among other things, that attached thereto are true and correct copies of: (i) a resolution of such Obligor authorizing the execution, delivery and performance of this Agreement, and the other documents and certificates to be delivered in connection herewith and (ii) the names, incumbency and certified signatures of those persons authorized on behalf of such Obligor to sign this Agreement and the other documents and certificates to be delivered in connection herewith;

(iv)receipt by the Lenders of the principal reduction payment that was due under the Credit Agreement on March 31, 2023 in respect of the Amortizing Loans in the amount of One Million Two Hundred Twenty-Eight Thousand One Hundred Twenty-Five and 00/100 ($1,228,125.00) Dollars (and, for the avoidance of doubt, this principal reduction payment shall not have been made from the Creditor Collateral (as defined in the Intercreditor Agreement) but shall have been made from other sources;

(v)payment by the Obligors of all invoiced interest that is overdue on the Loan (except for PIK Interest), if any through the date of this Agreement;

(vi)Obligors’ payment of all outstanding attorneys’ fees and expenses of counsel and financial advisors for the Agent and Lenders and all other fees and expenses payable pursuant to the Credit Agreement; and

(vii)all financial information and financial reports requested by the Lenders in connection with the negotiation and preparation of this Agreement (which Lenders acknowledge and agree have been received).

(b)The occurrence of no Event of Default other than the Third Specified Events of Default under the Loan Documents.

3.ACKNOWLEDGMENT OF OBLIGATIONS. Obligors hereby acknowledge, agree, and confirm that as of the close of business on May 10, 2023, Obligors are indebted to the Lenders in respect of the Loans, as follows:

(a)With respect to the Revolving Credit, the outstanding principal amount of Twenty Million Four Hundred Forty-Seven Thousand One Hundred Thirty-Five and 49/100 ($20,447,135.49) Dollars, plus total accrued interest in respect of the Revolving Credit in the amount of One Hundred Eighty-Three Thousand Nine Hundred Thirty-Two and 62/100 ($183,932.62) Dollars (such amount being exclusive of the Junior Tranche (hereafter defined) provided or to be provided by the Customers); and

(b)With respect to the US Term Loan, the outstanding principal amount of Fifteen Million Five Hundred Twenty-Three Thousand Three Hundred Fourteen and 07/100 ($15,523,314.07) Dollars, plus total accrued interest in respect of the Revolving Credit in the amount of Forty-Eight Thousand Six Hundred Seventy-Six and 04/100 ($48,676.04) Dollars; and

(c)With respect to the CA Term Loan, the outstanding principal amount of Six Million Sixty-Seven Thousand One Hundred Fifty-Three and 12/100 ($6,067,153.12) Dollars, plus total accrued interest in respect of the Revolving

Credit in the amount of Nineteen Thousand Three Hundred Seventy-Eight and 92/100 ($19,378.92) Dollars; and

(d)With respect to the CAPEX Loan, the outstanding principal amount of Nine Hundred Eleven Thousand Five Hundred Forty and 61/100 ($911,540.61) Dollars, plus total accrued interest in respect of the Revolving Credit in the amount of Two Thousand Nine Hundred Eleven and 53/100 ($2,911.53) Dollars; and

(e)Uncapitalized and accrued and unpaid PIK Interest in the amount Eighteen Thousand Five Hundred Seventy-Four and 69/100 ($18,574.69) Dollars.

4.DEFINITIONS. The following definitions are amended and restated and/or inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Revolving Credit Aggregate Commitment” shall mean the aggregate sum of the Senior Tranche and the Junior Tranche.

“Senior Tranche” shall mean the amount of the Revolving Credit Aggregate Commitment funded by the Lenders in the amount of up to Twenty-One Million Five Hundred Twenty-Three Thousand and 00/100 ($21,523,000.00) reducing to Eighteen Million One Hundred Eighty-Two Thousand and 00/100 ($18,182,000.00) Dollars from and after May 28, 2023.

“Junior Tranche” shall mean the amount of up to Fifteen Million Ten Thousand and 00/100 ($15,010,000.00) Dollars of the Revolving Credit Aggregate Commitment funded from and after April 6, 2023 by the Lenders through the sale of junior participation interests in the Revolving Credit Aggregate Commitment to General Motors LLC, for itself and on behalf of its subsidiaries and affiliates (“GM”), FCA US LLC, for itself and on behalf of its subsidiaries and affiliates (“FCA US”) and such other customers of Obligors that execute a joinder to the Participation Agreement after the date of this Agreement, pursuant to the terms and conditions of the Participation Agreement.

“Participation Agreement” shall mean the Subordinated Participation Agreement between the Agent and GM and FCA and other customers that execute a joinder to the Participation Agreement after the date of this Agreement, pursuant to which GM and FCA and such other customers of Obligors as execute a joinder agreement have or will purchase last-out fully subordinated participations in the Revolving Credit Aggregate Commitment in the aggregate amount of the Junior Tranche to provide funding of a portion of the Revolving Credit Aggregate Commitment to Borrowers.

5.APPOINTMENT OF CHIEF RESTRUCTURING CONSULTANT. Within five (5) business days following the date of this Agreement, Parent and Borrowers shall appoint a Chief Restructuring Consultant (“CRC”) to the Obligors, reasonably acceptable to the Lenders (Gregory Coppola of B Riley Advisory Services is acceptable to the Lenders), reporting directly to the Obligors’ Boards of Directors (the “Boards”) according to the scope of services set forth on Exhibit A, which description of the scope of CRC’s duties include, without limitation:

(a)Reporting directly to the Obligors’ Boards to assist the Boards regarding Obligors’ operations, including managing relationships with Obligors’ customers and vendors, and to develop and assist the Investment Banker with undertaking and implementing to conclusion under the direction of Obligors’ Boards, the Sale Process (defined below) and the other initiatives set forth in this Agreement and the Accommodation Agreement and developing and, if necessary and consented to by the Lenders, implementing the restructuring plan required under the Accommodation Agreement (collectively, the “Restructuring”); and

(b)Developing and assuring that Obligors conduct their operations in substantial compliance with the budget attached as Exhibit B (the “Budget”) and pay only ordinary and necessary expenses of their operations, in accordance with the Budget and Section 7.13 of the Credit Agreement.

(c)Communicating regularly with the Lenders, as often as reasonably deemed appropriate by the Agent and Lenders, to provide updates on: (i) the Restructuring process; (ii) the status of customer meetings and a summary of the status customer negotiations; (iii) Obligors’ available liquidity and uses thereof (which must be in compliance with this Agreement) (iv) customer and vendor issues; and (v) the status of Obligors’ business operations and the Restructuring.

6.APPOINTMENT OF INVESTMENT BANKER. On or before May 23, 2023, Borrowers and Parent shall retain an investment banker acceptable to the Majority Lenders (the “Investment Banker”).

(a)Obligors with the aid of the Investment Banker shall commence the Sale Process (as defined in the Accommodation Agreement) for a going-concern asset sale of Obligors business in one or more transactions to a Qualified Buyer (as defined in the Accommodation Agreement) on terms and conditions satisfactory to the Lenders.

(b)Obligors will cause the Investment Banker to provide Lenders with weekly written updates regarding the progress of the Sale Process and shall otherwise keep the Lenders informed of all material developments in respect to the Sale Process, including providing the Lenders with copies of Investment Banker’s contact log, marketing and solicitation materials, proposals, indications of interest, letters of intent, term sheets, purchase agreements, communications, and other related items as requested by Agent or Lenders.

(c)In connection with the Sale Process: (all capitalized terms used in this Section 6(c), unless otherwise defined herein shall have the meanings ascribed thereto in the Accommodation Agreement).

(i)Out-of-Court Process. If Obligors, after consultation with its Investment Banker, Lenders, Customers and potential purchasers, determines that the Sale Process can be completed without a court-supervised process:
1.By no later than July 24, 2023, Obligors shall deliver to each of the Customers and Agent Bank one or more nonbinding expressions of interest on terms and conditions reasonably satisfactory to the Customers and Lenders;

2.By no later than August 21, 2023, all interested buyers shall have completed all due diligence with respect to one or more transactions for the sale of Obligors’ assets or business (the “Transaction(s)”) on terms reasonably acceptable to the Lenders and each of the Customers, and shall have submitted proposed asset purchase agreement(s) therefor;

3.By no later than August 28, 2023, subject to being deemed a Qualified Buyer, Obligors and the potential purchaser(s) shall have entered into final asset purchase agreement(s) on terms and conditions satisfactory to each of the Customers and the Lenders and provided evidence of sufficient financial wherewithal, or shall have obtained binding financing commitments from lenders, in each case sufficient to consummate the Transaction(s), which evidence is satisfactory to the Lenders;

4.By no later than September 15, 2023, Obligors and the potential purchaser(s) shall have provided to the Customers and Lenders: (i) a statement of sources and uses of Transaction(s) proceeds; and (ii) evidence that the potential purchaser’s conditions to closing (other than customary closing deliveries) the Transaction(s), such as business commitments from the Customers, are satisfied or waived.

5.By no later than October 31, 2023, Obligors shall have closed each Transaction with a Qualified Buyer on terms reasonably acceptable to each of the Customers at those locations and the Lenders.

(ii)In-Court Process. If Obligors, after consultation with its Investment Banker, Lender, Customers and potential purchasers, decides to complete the Sale Process through a court supervised process:

1.By no later than July 24, 2023, Obligors shall deliver to each of the Customers and Agent Bank one or more nonbinding expressions of interest on terms and conditions reasonably satisfactory to the Customers and Lenders;

2.By no later than August 21, 2023, all interested buyers shall have completed all due diligence with respect to one or more transactions for the sale of Obligors’ assets or business (the

“Transaction(s)”) on terms reasonably acceptable to the Lenders and each of the Customers, and shall have submitted proposed asset purchase agreement(s) therefor;

3.By no later than August 28, 2023, subject to being deemed a Qualified Buyer, Obligors and the potential purchaser(s) shall have entered into final asset purchase agreement(s) on terms and conditions satisfactory to each of the Customers and the Lenders (and subject to higher and better bids under the process described below) and provided evidence of sufficient financial wherewithal, or shall have obtained binding financing commitments from lenders, in each case sufficient to consummate the Transaction(s), which evidence is satisfactory to the Lenders:

4.By no later than August 31, 2023, Obligors shall have filed a bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code or some other court process (the “Court”);

5.By no later than September 29, 2023, Obligors shall have obtained an order from the Court approving bidding procedures providing that all bids are due by October 12, 2023, and setting a sale hearing by October 27, 2023;

6.By no later than October 31, 2023, Obligors shall have closed each Transaction with a Qualified Buyer on terms reasonably acceptable to each of the Customers at those locations and the Lenders.

7.CUSTOMER ACCOMMODATIONS. Any other customers of Obligors agreeing to the accommodation terms contained in the Accommodation Agreement after the date of this Agreement and executing and delivering an accommodation agreement in form and substance acceptable to the Agent and Majority Lenders (or a joinder to the Accommodation Agreement) will be deemed to be a “Customer” and the modified Advance rates set forth in Section 8, below will be applicable to such customer’s Eligible Accounts and Eligible Inventory.

8.ADVANCES.
(a)The Obligors acknowledge and agree that as a result of the Third Specified Events of Default Lenders have no further obligation to make any Advances of Revolving Credit (other than the Junior Tranche in compliance with the Participation Agreement). Notwithstanding Lenders’ right to cease Advances of Revolving Credit, the Lenders will make Advances of the Senior Tranche of the Revolving Credit during the Forbearance Period, subject to satisfaction of the terms and conditions to make an Advance of Revolving Credit contained in the Credit Agreement (other than the Third Specified Events of Default) and Section 8 hereof, up to but not exceeding the amount of the Senior Tranche (as reduced after May 21, 2023) and of the Junior Tranche in compliance with the Participation Agreement. Except as otherwise provided in this Agreement, nothing contained herein shall be construed as an agreement of the Lenders to increase the amount of the Revolving Credit Aggregate Commitment or increase the amount of the Senior Tranche. Funding of additional Advances after the date of this Agreement in excess of the Senior Tranche, or after giving effect to, the request for an Advance of Revolving Credit, shall be provided solely through funds provided by the Customers in respect of the Junior Tranche and within the aggregate amount of the current Revolving Credit Aggregate Commitment.

(b)The Swing Line commitments and the obligation of the Swing Line Lender to make Swing Line Advances are hereby terminated.

(c)Under no circumstances may Borrowers use cash collections realized from Accounts or from any other source (the “Cash Collateral”) to fund Borrowers’ operations without the prior written consent of the Lenders. All such Cash Collateral shall be deposited directly into the Borrower’s operating accounts maintained with Agent for application against the Senior Tranche.

(d)For purposes of calculating the Borrowing Base from and after the effective date of this Agreement and so long as no Forbearance Termination Event has occurred, notwithstanding the advance rates set forth in the definition of Borrowing Base contained in the Credit Agreement, the Lenders shall apply the following advance rates to Eligible Accounts, raw material Eligible Inventory and finished goods Eligible Inventory associated with the Customers only:

Eligible Accounts Receivable 92%
Eligible Inventory (raw materials) 75%
Eligible Inventory (finished goods) 85%

The foregoing increased Advance rates are temporary and shall no longer apply: (i) as to any Customer upon the expiration of the Term as to such Customer under the Accommodation Agreement; or (ii) upon a Forbearance Termination Event. Unless and until a customer (other than the Customers) satisfies the requirements of Section 7 above, the advance rates set forth in the definition of Borrowing Base contained in the Credit Agreement shall apply to Eligible Accounts and Eligible Inventory associated with such customers (and not the advance rates set forth in this Section 8(d)).

9.ADDITIONAL COVENANTS. In addition to the other covenants and conditions contained in the Credit Agreement and the other Loan Documents, the Obligors covenant and agree as follows:

(a)Within five (5) business days of the execution of this Agreement, the Obligors, acting through the CRC, will convoke a meeting or series of meetings with Other Key Customers (as defined in the Accommodation Agreement (the “Additional Customer Meetings”) to present Obligors’ request for accommodations from such customers. Riveron shall, and any Lender may, participate in such meetings to represent the Agent’s and Lenders regarding any proposed accommodations and the impact thereof on the Loans and Lenders’ Collateral, as well as the administration of the Loans during the Restructuring process. Failure of Obligors to hold the Additional Customer Meetings shall constitute a Forbearance Termination Event under this Agreement entitling the Agent and Lenders to exercise their rights and remedies under the Credit Agreement and other Loan Documents.

(b)Obligors, acting through CRC, will immediately commence a process to initiate, and will diligently pursue the Sale Process as part of the Restructuring in one or more transactions, including, but not limited to: (i) identifying potential Qualified Buyers of Obligors’ businesses; and (ii) preparing solicitations of interest and related marketing materials for potential Qualified Buyers of Obligors’ businesses, all according to the Sale Milestones and other terms set forth in the Accommodation Agreement. Obligors failure to meet any Sale Milestones shall constitute a Forbearance Termination event under this Agreement. CRC shall provide regular updates to the Agent, Lenders, and Riveron regarding the sale process.

(c)Obligors will not, without the prior written consent of the Agent, Majority Lenders, and the Customers discharge the CRC or materially reduce or amend the scope of the CRC’s duties.

(d)Obligors grant to Agent and Lenders and their agents and designees, including Riveron, full access to the CRC, and CRC’s reports, findings, workpapers and analysis of Obligors’ and their businesses at such time and times during business hours and at such locations as the Agent shall reasonably request. This shall include, but not be limited to, written copies of contact logs, and copies of all reports and analysis prepared by CRC summarizing any proposals, indications of interest, and term sheets submitted to or received by CRC, but shall not include access to attorney work product or any other documents subject to attorney-client privilege or other similar privileges. In addition, Obligors will make its other appropriate officers and consultants available to the Agent and its agents and designees, to discuss the information in any reports delivered to the Agent or Lenders and any questions the Agent or Lenders may have.

10.CASH FLOW. Section 7.13 of the Credit Agreement (as set forth in the Ninth amendment to Credit agreement) is hereby deleted and replaced with the following:

Obligors will conduct their operations and business and pay only ordinary and necessary expenses of its operations, solely in accordance with the Budget. The Budget shall not exceed the total amount set forth thereon; provided, however, that, without exceeding the total amount of the Budget, Obligors may exceed any Budget line item relating to cash outflows by up to ten percent (10%) of the budgeted amount for such line item. During the Forbearance Period, Obligors will provide the Agent and Lenders with (i) weekly actual vs. projected Budget reports, (ii) subject to Lenders approval, a roll-forward of the

Budget on a monthly basis with all material updates highlighted, and (iii) such other and further financial reporting as Agent or Lenders may reasonably request.

11.DEBT SERVICE. During the Forbearance Period, the Agent and Lenders agree to accept fifty percent (50%) of the quarterly Amortizing Loan Payments due on June 30, 2023 and September 30, 2023, which shall be remitted by the Obligors in monthly installments in accordance with the Budget without any allowed variance, and failure to do so shall constitute a Forbearance Termination Event. The balance of the June 30, 2023 and September 30, 2023 Amortizing Loan Payments shall be deferred until the earlier of: (i) a Forbearance Termination Event; (ii) the Maturity Date or (iii) repayment of the Amortizing Loans.

12.ACKNOWLEDGMENT OF SECURITY INTERESTS. Each of the Obligors hereby acknowledge, confirm and agree that the Agent has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral securing the Loans heretofore granted to the Agent pursuant to the Loan Documents or otherwise granted to or held by Agent or Lenders, except to the extent such liens and security interests have been subordinated with respect to the Creditor Collateral.

13.BINDING EFFECT OF DOCUMENTS. Each Obligor hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to the Agent or Lenders, as applicable by Obligors, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Obligors contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Obligors, enforceable against them in accordance with their respective terms, and Obligors have no valid defense to the enforcement of such obligations, and (c) the Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

14.ACKNOWLEDGMENT RESERVATION OF RIGHTS. Each Obligor hereby acknowledges that the Agent, on behalf of the Lenders is free to exercise its rights and remedies under the Loan Documents, applicable law or otherwise including acceleration or demand of the Indebtedness as all such Indebtedness is payable on demand or subject to acceleration by reason of the Third Specified Events of Default. The Lenders have not waived, presently do not intend to waive, and may never waive any or all remedies or prior acceleration and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver, but the Agent and Lenders agree to forbear during the Forbearance Period from exercising their rights and remedies as a result of the Third Specified Events of Default so long as Obligors observe and perform each and every term, covenant, and condition of this Agreement.

15.FORBEARANCE. In reliance upon the representations, warranties and covenants of each of the Obligors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, the Agent and Lenders agree to forbear from enforcing their rights and seeking to collect payment of the Indebtedness or disposing of the Collateral under the Loan Documents or applicable law by reason of the Third Specified Events of Default for a period of time (the “Forbearance Period”) commencing on the date hereof through and including the earlier of; (i) a Forbearance Termination Event; or (ii) any expiration of the Term, as defined in the Accommodation Agreement (or any additional accommodation agreement); or October 31, 2023. Upon expiration or the earlier termination of the Forbearance Period, Agent’s and Lenders’ agreement to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Agent on behalf of the Lenders to exercise all rights and remedies immediately, without any further notice, passage of time or forbearance of any kind including, without limitation, the right to institute, continue or consummate proceedings against the Collateral under the Uniform Commercial Code or otherwise, effect set off of any funds held in deposit accounts and to exercise any and all of the Agent’s and Lenders’ rights and remedies available to them under the Loan Documents or this Agreement, at law, in equity, or otherwise, without further notice, opportunity to cure, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to foreclose, notice of sale, notice of protest or other formalities of any kind, all of which, including but not limited to notice and cure periods as set forth in the Credit Agreement, are hereby expressly waived by the Obligors.

16.NO OTHER WAIVERS; RESERVATION OF RIGHTS.

(a)In consideration of the accommodations made in this Agreement Obligors represent to and agree with Agent and Lenders that (i) the Indebtedness is due to Lenders without setoff, defense or counterclaim at law or in equity, of any kind or nature, or to the extent that any of the Obligors believe that they have any such defense, set-off or counterclaim, they have agreed to, and do hereby, waive each and every such defense, set-off or counterclaim, nor have they assigned any of same, (ii) that any potential defenses, counterclaims and setoffs have been freely waived, with full knowledge of all facts and circumstances underlying same; (iii) Agent and the Lenders have fully performed all of their obligations under the Loan Documents; (iv) except as set forth herein, Agent and Lenders have no obligation to forbear from enforcing their rights and remedies available upon default; (v) any future loans or forbearance will be extended in the sole discretion of Lenders; (vi) neither Agent nor any Lender has made any representations of any kind or nature that funding in any amount will continue, or that forbearance by the Agent and Lenders will be extended beyond the date set forth herein; (vii) the actions taken by the Agent and each Lender to date in furtherance of the Loan Documents have been reasonable and appropriate under the circumstances, have not violated any of Obligors’ rights, and were within the rights of Agent and Lenders thereunder; and (viii) the Agent and Lenders have neither violated any of the terms or conditions of any Loan Documents, nor made any representations or commitments, oral or written, or undertaken any obligations to Obligors other than as set forth in the Loan Documents or this Agreement.

(b)The Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any default under the Loan Documents which may be continuing on the date hereof or any such default which may occur after the date hereof (whether the same or similar to the Third Specified Events of Default) and Agent and Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any such default (other than, during the Forbearance Period, the Third Specified Events of Default, to the extent expressly set forth herein), which may have occurred or is continuing as of the date hereof or which may occur after the date hereof.

(c)Subject to Section 15 above (solely with respect to the Third Specified Events of Default), Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Loan Documents, and applicable law as a result of any Event of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Agent and the Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies all such rights having been reserved.

(d)Without limiting the generality of the foregoing, Obligors will not claim that any prior action or course of conduct by the Agent or any Lender constitutes an agreement or obligation to continue such action or course of conduct in the future. Obligors acknowledge that, except as set forth herein, the Lenders have made no commitment to make further loans to Obligors and Obligors acknowledge the Indebtedness shall be paid in full and all obligations satisfied upon the end of the Forbearance Period.

(e)Except as otherwise specifically provided herein, nothing in this Agreement shall be construed as an amendment to any Loan Document. The Loan Documents are in full force and effect, and shall remain in full force and effect unless and until an agreement modifying any Loan Document is executed and delivered by the applicable parties, and then only to the extent such agreement actually modifies such documents.

17.REPRESENTATIONS, WARRANTIES AND OTHER COVENANTS. Borrowers and Guarantors represent and warrant that as of the as of the date of this Agreement:

(a)The representations and warranties in the Loan Documents, as modified by this Agreement are true and correct in all material respects.

(b)Other than the Third Specified Events of Default or as otherwise heretofore waived or forborne by Lenders in writing, there is no Event of Default under the Loan Documents, and neither Borrowers nor Guarantors have knowledge of any event or circumstance that with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Loan Documents.

(c)The Loan Documents are in full force and effect, including, but not limited to, the minimum Liquidity covenant set forth in Section 7.1(c) of the Credit Agreement and, following the execution and delivery of this Agreement, the Loan Documents will continue to be the legal, valid and binding obligations of Borrowers and Guarantors, as applicable, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, other debtor relief laws and general principles of equity.

(d)Obligors exist under the laws of the jurisdictions of their formation or organization and have the requisite power and authority to execute and deliver this Agreement and to perform their obligations under the Loan Documents as modified hereby.

(e)The execution and delivery of this Agreement by Obligors and the performance by the Obligors of their obligations under the Loan Documents as modified hereby have been duly authorized by all requisite action by or on behalf of Obligors. This Agreement has been duly executed and delivered on behalf of Obligors.

(f)The parties hereto acknowledge, confirm and agree that any misrepresentation by any Obligor or any failure of any Obligor to comply with the covenants, conditions and agreements contained in any Loan Documents, herein or in any other agreement, document or instrument at any time executed and/or delivered by any Obligor with, to or in favor of the Agent or Lenders shall constitute a Forbearance Termination Event hereunder. In the event any person, other than the Agent or Lenders, shall at any time exercise for any reason (including by reason of the Third Specified Events of Default, any other present or future default, or otherwise) any of its rights or remedies against any Obligor or against such Obligor’s properties or assets, such event shall constitute a Forbearance Termination Event hereunder.

(g)Obligors hereby consent to direct communication between any of their agents and (i) Lenders and the Lenders’ agents, or (ii) the Customers and the Customers agents; or (iii) between the Lenders and the Lenders’ agents and the Customers and the Customers’ agents whether or not the Obligors or the Obligors’ agents are party to any such communication, all without the further consent of the Obligors. Obligors agree that they will instruct their agents to fully cooperate with the Agent, Customers, Lenders and their agents and advisors.

(h)No Obligor has received any written notice of any, nor is there any, pending or, to the best of Obligors’ knowledge any threatened, litigation or administrative proceeding involving in any manner the ownership, leasing, operation, management, use, or maintenance of Obligors’ business or this transaction.

(i)As of the date hereof and except as disclosed on Schedule 18, no representation or warranty of the Obligors contained in this Agreement or in support of this Agreement furnished to the Agent or Lenders by or on their behalf with respect to the business, operations, property or assets of the Obligors, property or assets acquired by any of them, or their business prospects or condition (financial or otherwise) for use in connection with the transactions contemplated by this Agreement, knowingly contain any untrue statement of a material fact or omits to state a material fact at the time such representation or warranty was made to the Agent or Lenders (known to them in the case of any document which they did not furnish) necessary in order to make the statements contained herein or therein not misleading.

(j)Agent and Lenders acknowledge and agree that as a result of the on-going investigation disclosed on Schedule 18, the Borrowers are unable to timely provide financial statements as required by Section 6.1 of the Credit Agreement. Following completion of the investigation and conclusion of the audit for Fiscal Year 2022, Borrowers will provide the financial statements required by Section 6.1 of the Credit Agreement, and will continue to provide thereafter interim financial statements required by Section 6.1 of the Credit Agreement.

18.FORBEARANCE TERMINATION. The Obligors, without further notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following (each a “Forbearance Termination Event”):

(a)Failure to meet the deadlines set forth in the Section 3 of the Accommodation Agreement, or a violation of Section 9 hereof.

(b)Expiration of the Forbearance Period without payment of the Indebtedness or Obligors’ failure to observe and perform each and every other term, covenant and condition of this Agreement and the other Loan Documents from and after the date hereof, or a Forbearance Termination Event noted elsewhere in this Agreement.

(c)Failure to make payment of any amount due and owing which is required to be made under the terms of this Agreement or the other Loan Documents.

(d)Except as noted in Schedule 18, any written warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with the Agent or Lenders or otherwise made by or for any Obligor to the Agent or Lenders shall be materially false when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Agent by or on behalf of any Obligor shall prove to be knowingly materially false, inaccurate or misleading when made.

(e)Default, however defined, under any of the Loan Documents (other than the Third Specified Events of Default) or an Event of Default under the Accommodation Agreement (or any additional Accommodation Agreement).

(f)Failure of the Customers to fund any installment when due on the purchase of the Junior Tranche under the Participation Agreement.

19.NO NOVATION OR IMPAIRMENT OF SECURITY. As amended by this Agreement, all the terms, covenants, conditions and warranties of the Credit Agreement and other Loan Documents, including the First Forbearance Agreement and this Agreement, shall continue in full force and effect. Neither this Agreement, nor any of the other amendments to the Loan Documents through the date hereof is intended to be and shall not constitute a substitution or novation of the Credit Agreement or of any of the other Loan Documents. Nothing contained in this Agreement or any prior amendment of the Loan Documents shall (a) be construed as (i) invalidating or releasing any security or collateral now or hereafter held by Agent or Lenders for the Loans or other Indebtedness other than Agent’s subordination of its lien to the Creditors in the Creditor Collateral, or (ii) giving any person, other than the parties hereto, any right, remedy or claim under or in respect of this Agreement or any of the other Loan Documents, or (b) impair the priority or perfection of the liens, rights or security interests in favor of Agent or Lenders under any of the Loan Documents.

20.RELEASE.

(a)In consideration of Agent’s and Lenders’ agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Obligors, on behalf of themselves and each of their officers, employees, present and former shareholders, attorneys, agents, affiliates, subsidiaries, divisions, predecessors, successors, assigns, anyone acting on their behalf and other legal representatives (collectively referred to hereinafter as the “Releasors”), hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent, each Lender and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, advisors, employees, agents and other representatives (collectively hereinafter referred to as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any or all of the Releasors may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, the other Loan Documents or this Agreement or transactions thereunder or related thereto.

(b)Obligors understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)Obligors agree that no fact, event, circumstance, evidence or transaction which could now be asserted, or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

21.COVENANT NOT TO SUE. Releasors hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Obligors pursuant to Section 20 above. If any or all of the Releasors violate the foregoing covenant, each Obligor and each of their successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

22.INDEMNIFICATION. Each Obligor agrees to indemnify and hold Agent and each Lender and each of their directors, officers, employees, agents (including attorneys and other professionals providing advice in connection herewith) and Affiliates (each, an “Indemnified Person”) harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, “Indemnified Costs”), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the each of the Obligors, as and when incurred and upon demand.

23.REAFFIRMATION OF GUARANTY. Each of the Guarantors reaffirms and ratifies its respective obligations under the Guaranty of the Loans and other Indebtedness executed and delivered by any Obligor, all of which remain in full force and effect, consents to the execution and delivery of this Agreement, and agrees and acknowledges that its Guaranty liability shall not be diminished in any way by the execution and delivery of this Agreement or by the consummation of any of the transactions contemplated herein.

24.PAYMENTS OR DOCUMENTS VOIDED.

(a)In the event that any payment or transfer to Agent or any Lender provided by this Agreement or pursuant to the Loan Documents is later avoided, or any document or other instrument given to Agent according to the terms of this Agreement is ever rendered void or rescinded or any of the Loans or Loan Documents are voided or rescinded, pursuant to either state or federal law, then the Agent or the Lenders may (in their sole discretion) elect to have this Agreement and any lien or other collateral releases, guaranty releases, and other documents delivered in connection herewith become null and void and of no force and effect and in such an event Agent and Lenders shall have the right and power to collect the entire Indebtedness, including all principal and interest, evidenced by the Loan Documents which would have accrued if this Agreement had not been executed and seek enforcement of its liens and such other provisions of the Loan Documents as the Agent or Lenders shall elect, subject to the rights of the Creditors in the Creditor Collateral. Further, in such event, the Obligors shall execute any and all documents deemed necessary by Agent to restore Agent and the Lenders to their status prior to the execution of this Agreement. Upon such avoidance or rescission, Agent shall, in addition to all of its rights and remedies allowed by applicable law, be entitled at its option to declare any lien release provided hereunder null and void, and all claims of Lenders relating to the Indebtedness and the Loan Documents shall be revived in accordance with their original terms.

(b)Notwithstanding anything herein to the contrary, if a claim is made upon the Agent or any Lender, or any subsequent transferee from any Lender or Agent (collectively referred to as the “Transferee”), for repayment or recovery of any amount(s) or property or its equivalent received by any of them pursuant to this Agreement and, if, resulting from such claim, Agent or any Lender pays all or part of said amount or redelivers property or its equivalent to any of the Obligors, or anyone authorized by law to act on behalf of any of them (collectively the “Transferor”) by reason of (a) any judgment, decree or order of any court or administrative body, or (b) any settlement or compromise of any such claim effected by the Transferee, then, in any such event, the Transferor agrees that: (i) any such judgment, decree, order, settlement or compromise shall be binding upon it/them, (ii) the Transferor shall be and remain liable to the Transferee for: (x) any and all damages available to the Transferee under the Loans, the Loan Documents including, without limitation the Credit Agreement, and or this Agreement, plus (y) all amounts so repaid or recovered, to the same extent as if such amount had never originally been received by the Transferee, and (iii) at the Agent’s election (such election being in the sole discretion of the Agent) any partial lien release contemplated by Agent by this Agreement, if any, shall be of no force and effect. The provisions of this paragraph shall survive and continue in effect, notwithstanding any payment of any or all of the amounts, or the transfer or release of any property pursuant to this Agreement.

25.LENDERS’ REMEDIES.

(a)Upon: (i) the expiration of the Forbearance Period; or (ii) Obligor’s failure to observe and perform each and every term, covenant and condition of this Agreement and the other Loan Documents from and after the date of this

Agreement, Lenders and Agent shall have the option, at their sole discretion, of exercising any of their rights and remedies under the Loan Documents, including, but not limited to, instituting litigation against any of the Obligors to collect the outstanding balance of the Loan and other Indebtedness. All of the rights and remedies under this Agreement and the other Loan Documents shall be cumulative and non-exclusive, to the extent permitted by law, and may be exercised successively, concurrently or in any order as Lenders or Agent shall elect.

(b)In addition to Agent and Lenders other remedies set forth in the Credit Agreement, First Forbearance Agreement and other Loan Documents, Borrowers and Guarantors agree that upon the occurrence of any Forbearance Termination Event or Event of Default, Agent and Lenders may enforce their rights under the Loan Documents and applicable law, including, but not limited to, through appointment of a receiver over the Obligors and their respective businesses and assets. Obligors consent to the appointment of a receiver and waive any right to contest the appointment of a receiver. With regard to the appointment of a receiver, Agent and Lenders shall include the following rights: (x) Agent and Lender shall be entitled to appointment of a receiver as a matter of right; (y) the receiver may serve without bond; and (z) all fees and expenses of the receiver and professional advisors employed by the receiver that are paid for by the Lenders shall become part of the Indebtedness and shall be payable on demand, and shall bear interest at the Applicable Interest Rate.

26.FEES AND EXPENSES. As additional consideration for the Lenders’ agreement to forebear contained herein, the Obligors absolutely and unconditionally agree to reimburse the Agent and the consenting Lenders, on demand at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Agreement are consummated, all fees, costs, expenses and disbursements of the Agent and the consenting Lenders and any counsel, appraiser or financial consultant to any of them, if any, including the internally allocated cost of in-house counsel, in connection with the preparation, negotiation, execution, or delivery of this Agreement and administration of the Loans and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by Agent or Lenders as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement or the administration of the Loans and the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement, any of the Loan Documents and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby. Such fees and expenses shall constitute additional Indebtedness under the Loan Documents until paid notwithstanding any failure by the Obligors to comply with any other term of this Agreement. Upon the occurrence of a Forbearance Termination Event any and all unpaid portions of the unreimbursed expenses outstanding shall be paid within one (1) business day by the Obligors.

27.MISCELLANEOUS.

(a)Extraordinary Items. Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, proceeds of all unusual or extraordinary items (including, by way of example, excess proceeds of the Entrotech Collateral, the ERC Credit, tax refunds, insurance proceeds, or sale proceeds, other than collection of accounts for inventory sold in the ordinary course of business) shall be applied first to the Term Loans and then to the various obligations of Borrowers to Agent and Lenders in the discretion of Agent and Lenders.

(b)Effect of this Agreement. This Agreement and the Loan Documents constitute and embody the entire agreement between the parties as to the Loans and the temporary forbearance contemplated by this Agreement. Except as specifically set forth herein, no changes or modifications to the Loan Documents are intended or implied or made. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control. The parties acknowledge and agree that there are no agreements, understandings, warranties or representations among and between the parties except as set forth in this Agreement and the Loan Documents

(c)Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

(d)Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Neither Borrowers nor any Guarantor shall assign any interest in this Agreement.

(e)Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent and Lenders to rely upon them.

(f)Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

(g)Time of Essence. Time is of the essence with respect to Obligors’ obligations under this Agreement.

(h)Reviewed by Attorneys. Each Obligor represents and warrants to the Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and any documents executed in connection herewith with, such attorneys and other persons as Obligors may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

(i)Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

(j)Consent to Jurisdiction and Venue. Each of the Obligors hereby irrevocably consents to the personal jurisdiction and venue of the state and federal courts located in Wayne County, Michigan, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement or the Loan Documents, any rights or obligations hereunder, or the performance of such rights and obligations. Nothing in this Section shall affect the right of the Agent to serve legal process in any other manner permitted by applicable law or affect the right of the Agent to bring any action or proceeding against the any of the Obligors or their properties in the courts of any other jurisdictions. Additionally, each of the Obligors, if elected by the Agent or Lenders as a remedy upon the occurrence of a Forbearance Termination Event, consents to and will refrain from interfering with the appointment of a Receiver to administer and operate any of the Obligors or any of their properties or assets.

(k)Waiver of Jury Trial. EACH OF THE OBLIGORS, AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, THE INDEBTEDNESS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. EACH OF THE OBLIGORS CERTIFIES THAT NEITHER AGENT NOR ANY LENDER NOR ANY OF THEIR REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR LENDERS WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OR RIGHT TO TRIAL BY JURY.

(l)Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Agent to accept electronic signature counterparts in any form or format and (y) Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Agreement or any document signed in connection with this Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

(m)Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or sent by electronic communication (including e‑mail and Internet or intranet websites) to the parties’ addresses set forth below. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing sentence of notification that such notice or communication is available and identifying the website address therefor. Notwithstanding the foregoing, electronic communications shall not apply to notices to the Agent if the Agent has notified the Obligors that it is incapable of receiving electronic communication. All notices required to be made under this Agreement or the Loan Documents to Obligors shall be made to the address set forth in the Credit Agreement. Notices to the Agent shall be sent to:

Restructuring Management Group
28 State Street
Mail Code: MS 2405
Boston, MA 02109
Email address: Michael.Flynn@citizensbank.com
Attention: Michael Flynn, Senior Vice President

(n)Amendments. No change, addition to, amendment or modification of the terms of this Agreement shall be effective unless reduced to writing and executed by all the parties hereto.

(o)Other Agreements. The parties understand and agree (i) that the consideration for this Agreement is contractual and not a mere recital, (ii) that neither this Agreement, nor any part thereof, shall be used or construed as an admission of liability on the part of the Agent or Lenders and that this Agreement shall not be admissible in any proceeding or cause of action as an admission of liability by the Agent or any Lender, and (iii) that this Agreement is knowing and voluntary and is executed without reliance on any statement or representation by the Agent or any Lender concerning the nature or extent of any claims, damages or legal liability therefore.

(Balance of Page Intentionally Blank)

IN WITNESS WHEREOF, the Obligors, Agent and Lenders have executed this Forbearance Agreement as of the day and year first-above written.

BORROWERS:

UNIQUE FABRICATING NA, INC.

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-INTASCO CANADA, INC.

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

“Borrowers”

UNIQUE FABRICATING, INC., a Delaware corporation

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-CHARDAN, INC., a Delaware corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

(Signatures Continued on Next Page)

UNIQUE MOLDED FOAM TECHNOLOGIES, INC., a Delaware corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE PRESCOTECH, INC., a Delaware corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE FABRICATING REALTY, LLC a Michigan limited liability company,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE FABRICATING SOUTH, INC., a Michigan corporation,

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

UNIQUE-INTASCO USA, INC., a Michigan corporation

By: /s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title: President

“Guarantors”

(Signatures Continued on Next Page)

IN WITNESS WHEREOF, the Obligors, Agent and Lenders have executed this Forbearance Agreement as of the day and year first-above written.

CITIZENS BANK, NATIONAL ASSOCIATION, as Agent and Lender

By: /s/ Michael Flynn
Michael Flynn
Its: Senior Vice President

COMERICA BANK,
as Lender

By: /s/ Jacob Villemure
Jacob Villemure
Its: Vice President

FLAGSTAR BANK, FSB,
as Lender

By: /s/ Robert L. Marsh
Robert L. Marsh
Its: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender

By: /s/ Sally Barton
Sally Barton
Its: Senior Vice President

EXHIBIT A

CRC Resolution

Chief Restructuring Consultant would be a Boards of Directors approved non-officer position reporting directly to the Boards of Directors.

Scope of authority/responsibility would be as follows:
•General oversight of business and financial operations;
•Manage compliance with customer and bank group agreements;
•Assist with managing relationships with customers and vendors;
•Support investment banker with undertaking and implementing to conclusion a sale process;
•Lead development, and implementation if approved by constituents, of a restructuring plan;
•Assure company operates in compliance with the weekly cash flow budget;
•Support reporting requirements including, but not limited to, actual to budget analysis and roll forward weekly cash flows; and,
•Regular communications with Lenders and Customers on status of restructuring plan; sales process; customer meetings/negotiations; liquidity and status of general business operations.

EXHIBIT B

Budget

[REDACTED]

SCHEDULE 18

In January 2023, the Unique Fabricating Board of Director’s Audit Committee led an investigation into allegations that the Company’s internally prepared monthly financial statements for November 2022, which are required to be provided to its bank lenders, were reported inaccurately. The investigation is incomplete and ongoing. At this time, no matters have been identified to indicate any previously issued financial statements for any year or interim period should no longer be relied upon. However, based on findings revealed to date, management has determined that the Company has a material weakness in its internal control over financial reporting related to the appropriate review and approval of manual journal entries.

Management is unable to complete the Company’s financial reporting process and preparation of its financial statements for the fiscal year ended December 31, 2022, until the investigation is concluded and any internal control deficiencies are identified and evaluated. The Company is unable to file its Annual Report on Form 10-K on or before the fifteenth calendar day following the prescribed filing date and is not in a position to issue its earnings announcement or to report preliminary unaudited financial data for the 2022 fourth quarter or the 2022 fiscal year as a result of the circumstances described above.